SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2004

The Liberty Corporation

(Exact name of Registrant as Specified in Charter)

South Carolina	1-5846	57-0507055

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

135 South Main Street, Greenville, SC	29601

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 241-5400

n/a

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

[LIBERTY CORPORATION LETTERHEAD]

For further information: Howard Schrott, 864-241-5400

LIBERTY CORPORATION REPORTS FOURTH QUARTER RESULTS

Greenville, SC (February 3, 2004) — The Liberty Corp. (NYSE: LC) today reported financial results for the fourth quarter and year ended December 31, 2003. Liberty owns and operates 15 network-affiliated television stations along with other ancillary businesses.

     Earnings, before the cumulative effect of a change in accounting principle, for the quarter were $0.40 per diluted share compared with $0.66 per diluted share for the same period of the prior year. For the year, the Company reported earnings, before the cumulative effect of a change in accounting principle, of $1.24 per diluted share compared with $1.68 per diluted share for the prior year. For the

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LC Reports Fourth Quarter Results

February 3, 2004

quarter and year, operating income was $12.5 million and $38.6 million, respectively, compared with $19.9 million and $52.2 million, respectively, in the prior-year periods.

     For the quarter, net revenue was $55.6 million compared with $61.9 million for the prior year, a difference of ten percent. This decline was principally due to a decrease of approximately $10.5 million of political advertising from the same quarter last year. Broadcast operating profit for the quarter was $25.0 million, compared with $30.5 million in the prior year, a decrease of 18 percent. For the year, net revenue was $200.3 million compared with $206.7 million in the prior year, a decrease of three percent, while broadcast operating profit was $80.0 million, a decrease of eleven percent from the prior year. These declines in net revenue and broadcast operating profit are principally due to a decrease of approximately $16.6 million of political revenue in the prior year. A reconciliation of broadcast operating profit to operating income is presented below.

     “We close 2003 with strong results,” said Hayne Hipp, Chief Executive Officer of Liberty. “Despite the absence of a record amount of political revenue in 2002, our market-leading stations rose to the challenge. Our core local and national business, excluding political, was up six percent for the quarter and four percent for the year. We usher in 2004 with anticipation of an influx of revenue related to the upcoming elections, the Olympics and, most important, increased demand from growth in the general economy.”

     Broadcast operating profit, a measurement of earnings, (previously referred to as “broadcast cash flow” in prior Company releases) is used by the Company to evaluate the operating performance of its media properties, and is not a measure of financial performance under generally accepted accounting principles (GAAP). Broadcast operating profit is not a standardized measure and may be calculated in a number of ways. Liberty defines broadcast operating profit as operating income plus depreciation and amortization, net losses on disposed assets, cash earned in excess of revenue recorded on network affiliation contracts, non-cash compensation, and corporate cash expenses.

     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX).

     For further information about Liberty, visit the corporate website, http://www.libertycorp.com

* * * * *

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LC Reports Fourth Quarter Results

February 3, 2004

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words “expect,” “believe,” “anticipate” or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company’s products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

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THE LIBERTY CORPORATION
Income Statement Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(In 000's, except per share data)	2003	2002	2003	2002

		(Unaudited)
REVENUES
Station revenues (net of commissions)	$51,125	$57,183	$184,636	$190,452
Cable advertising and other revenues	4,489	4,698	15,648	16,226

Net revenues	55,614	61,881	200,284	206,678

EXPENSES
Operating expenses	32,137	31,500	121,642	115,979
Amortization of program rights	1,978	1,739	7,214	7,281
Depreciation and amortization of intangibles	4,882	4,419	18,462	17,762
Corporate, general, and administrative expenses	4,133	4,295	14,382	13,481

Total operating expenses	43,130	41,953	161,700	154,503

Operating income	12,484	19,928	38,584	52,175

Net investment income (loss)	(274)	503	(348)	616

Income before income taxes	12,210	20,431	38,236	52,791
Provision for income taxes	4,579	7,541	14,339	19,796

Income before the cumulative effect of a change in accounting principle	7,631	12,890	23,897	32,995
Cumulative effect of a change in accounting principle	—	—	—	(47,388)

Net income (loss)	$7,631	$12,890	$23,897	$(14,393)

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings before the cumulative effect of a change in accounting principle per common share	$0.40	$0.66	$1.24	$1.68
Cumulative effect of a change in accounting principle	—	—	—	(2.41)

Diluted earnings (loss) per common share	$0.40	$0.66	$1.24	$(0.73)

Weighted average common dilutive shares	19,176	19,517	19,248	19,694
Actual common and common equivalent shares outstanding at end of period	18,931	19,423	18,931	19,423

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents			$62,177	$67,917
Debt outstanding			$—	$—

RECONCILIATION OF OPERATING INCOME TO BROADCAST OPERATING PROFIT:

Operating income per income statement	$12,484	$19,928	$38,584	$52,175
Add:
Depreciation and amortization	4,882	4,419	18,462	17,762
Adj. for network compensation due vs. accrued	1,227	1,233	4,926	4,932
Net loss on disposals	1,881	227	2,160	304
Non-cash compensation	670	647	3,426	2,501
Corporate cash expenses	3,815	3,997	12,449	12,391

Broadcast operating profit	$24,959	$30,451	$80,007	$90,065

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE LIBERTY CORPORATION

By:	/s/ Martha Williams

Name: Martha Williams
Title: Vice President, General Counsel and Secretary

February 3, 2004